  Exhibit 1
JOINT FILING AGREEMENT

The undersigned, Emerald Energy Fund I LP, EEF I Management LP, Emerald Cleantech Fund I LP, ECF I Management LP, Emerald Partners I Ltd., Pascal Mahieux, John Bridle and Walter Locher,  hereby agree that the Schedule 13G with respect to the Common Stock, par value $0.01 per share, of Clean Diesel Technologies, Inc., dated as of February 3, 2011, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Dated: February 3, 2011	Emerald Energy Fund I LP
	By:	EEF I Management LP, its General Partner
	By:	Emerald Partners I Ltd., its General Partner
	By:	Sean P. McGuinness, Attorney-in-Fact*

EEF I Management LP
	By:	Emerald Partners I Ltd., its General Partner
	By:	Sean P. McGuinness, Attorney-in-Fact*

Emerald Cleantech Fund I LP
	By:	ECF I Management LP, its General Partner
	By:	Emerald Partners I Ltd., its General Partner
	By:	Sean P. McGuinness, Attorney-in-Fact*

ECF I Management LP
	By:	Emerald Partners I Ltd., its General Partner
	By:	Sean P. McGuinness, Attorney-in-Fact*

Emerald Partners I Ltd.
	By:	Sean P. McGuinness, Attorney-in-Fact*

Pascal Mahieux
	By:	Sean P. McGuinness, Attorney-in-Fact*

John Bridle
	By:	Sean P. McGuinness, Attorney-in-Fact*
Walter Locher
	By:	Sean P. McGuinness, Attorney-in-Fact*
_____________________

*Signed pursuant to at Power of Attorney included as an Exhibit to the Schedule 13G of which this Exhibit is a part.